QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2003

Cephalon, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19119 (Commission File Number)	23-2484489 (I.R.S. Employer Identification No.)
145 Brandywine Parkway, West Chester, Pennsylvania 19380 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (610) 344-0200

Not Applicable
Former name or former address, if changed since last report

ITEM 9. REGULATION FD DISCLOSURE.

        In the fourth quarter of 2002, the Registrant recognized a gain of $116.7 million associated with an adjustment to its deferred tax valuation allowance, in accordance with SFAS 109.

        U.S. generally accepted accounting principles require that the impact of shares issuable upon the conversion of convertible securities (and the tax-effected interest expense related thereto) be ignored when calculating diluted income per share if doing so would be anti-dilutive. As such, in past reporting periods, GAAP did not permit the Registrant to reflect these items in its diluted income per common share calculation. As a result of the magnitude of the aforementioned tax gain, and because the impact of these items was no longer anti-dilutive, the shares issuable upon the conversion of the convertible notes, for the first time, should have been included in (and the associated tax-effected interest expense should have been excluded from) the diluted income per common share calculation. Therefore, the amounts reported for "weighted average number of common shares outstanding—assuming dilution" and in the "Diluted income per common share" section of the Consolidated Statement of Operations, as well as the "diluted earnings per share" reported in the body of the press release should have been:

	As originally reported		As adjusted
	Three Months Ended December 31, 2002	Year Ended December 31, 2002	Three Months Ended December 31, 2002	Year Ended December 31, 2002
Weighted average number of common shares outstanding — assuming dilution	56,957,000	56,976,000	67,619,000	67,442,000
Diluted income (loss) per common share:
Income per common share excluding cumulative effect of changing inventory method	$2.46	$3.07	$2.13	$2.84
Cumulative effect of changing inventory costing method	—	(0.06)	—	(0.05)

	$2.46	$3.01	$2.13	$2.79

        All other amounts reported by the Registrant in the February 19, 2003 press release were correct as reported.

	As originally reported		As adjusted
	Three Months Ended December 31, 2002	Year Ended December 31, 2002	Three Months Ended December 31, 2002	Year Ended December 31, 2002
Revenues	$144,306,000	$506,897,000	unchanged	unchanged
Net income	$139,994,000	$171,528,000	unchanged	unchanged
Basic income per common share	$2.53	$3.11	unchanged	unchanged
Diluted adjusted net income per common share	$0.41	$1.26	unchanged	unchanged

        Numbers that have been adjusted are noted with asterisks in the statements below.

Cephalon, Inc. and Subsidiaries

Consolidated Statement of Operations

(Amounts in Thousands, Except per Share)

	Three Months Ended December 31,			Year Ended December 31,
	2002		2001	2002	2001
Revenues:
Product sales	$139,009		$67,071	$465,943	$226,132
Other revenues	5,297		7,831	40,954	35,863

	144,306		74,902	506,897	261,995

Costs and Expenses:
Cost of product sales	25,418		13,034	74,237	44,946
Research and development	36,327		23,216	128,276	83,037
Selling, general and administrative	42,372		21,280	172,782	96,179
Merger and integration costs	—		50	—	50
Acquired in-process research and development	—		20,000	—	20,000

	104,117		77,580	375,295	244,212

EBITDA (a)	40,189		(2,678)	131,602	17,783
Depreciation and amortization	(10,407)		(3,736)	(35,457)	(14,434)
Debt exchange expense	—		(52,444)	—	(52,444)
Gain (charge) on early extinguishment of debt	—		—	(7,142)	3,016
Other income (expense), net	(5,902)		(5,687)	(26,570)	(9,405)

Income (loss) before income taxes	23,880		(64,545)	62,433	(55,484)
Income tax benefit (expense), net	116,114		—	112,629	—

Income before cumulative effect of changing inventory costing method	139,994		(64,545)	175,062	(55,484)
Cumulative effect of changing inventory costing method from FIFO to LIFO	—		—	(3,534)	—

Net income (loss)	139,994		(64,545)	171,528	(55,484)
Dividends on convertible exchangeable preferred stock	—		—	—	(5,664)

Income (loss) applicable to common shares	$139,994		$(64,545)	$171,528	$(61,148)

Basic income (loss) per common share:
Income (loss) per common share excluding cumulative effect of changing inventory method	$2.53		$(1.23)	$3.17	$(1.27)
Cumulative effect of changing inventory costing method	—		—	(0.06)	—

	$2.53		$(1.23)	$3.11	$(1.27)

Diluted income (loss) per common share:
Income (loss) per common share excluding cumulative effect of changing inventory method	$2.13	*	$(1.23)	$2.84 *	$(1.27)
Cumulative effect of changing inventory costing method	—		—	(0.05)*	—

	$2.13	*	$(1.23)	$2.79 *	$(1.27)

Weighted average number of common shares outstanding	55,250		52,422	55,104	48,292

Weighted average number of common shares outstanding-assuming dilution	67,619	*	52,422	67,442 *	48,292

OTHER DATA:
Reconciliation of Income (Loss) Applicable to Common Shares to Adjusted Net Income:
Income (loss) applicable to common shares	$139,994		$(64,545)	$171,528	$(61,148)
Certain charges:
Deferred tax valuation adjustment	(116,720)		—	(116,720)	—
CNS joint venture (b)	—		—	6,481	—
Short-term bridge financing and other merger related expenses	—		1,550	—	1,550
Acquired in-process research and development	—		20,000	—	20,000
Debt exchange expense	—		52,444	—	52,444
(Gain) charge on early extinguishment of debt	—		—	7,142	(3,016)
Cumulative effect of changing inventory costing method	—		—	3,534	—

Adjusted Net Income	$23,274		$9,449	$71,965	$9,830

Basic adjusted net income per common share	$0.42		$0.18	$1.31	$0.20

Diluted adjusted net income per common share	$0.41		$0.17	$1.26	$0.19

Weighted average number of common shares outstanding	55,250		52,422	55,104	48,292

Weighted average number of common shares outstanding — assuming dilution	56,957		55,060	56,976	51,115

*
As adjusted
(a)
Earnings (loss) before net interest, depreciation, amortization, debt exchange expense, foreign currency exchange, dividends on convertible exchangeable preferred stock, and cumulative effect of changing inventory costing method.
(b)
Includes $3,508,000 from selling, general and administrative expense and $2,973,000 from other expense.

Cephalon, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in Thousands)

	December 31, 2002	December 31, 2001
Assets
Cash, cash equivalents and investments	$582,688	$603,884
Receivables, net	83,130	79,847
Inventory, net	54,299	47,513
Other current assets	9,793	7,872
Property and equipment, net	90,066	64,706
Goodwill	298,769	301,577
Other intangible assets, net	351,719	298,269
Deferred tax asset, including current portion, net	170,072	—
Other assets	48,554	42,740

	$1,689,090	$1,446,408

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$103,533	$78,561
Deferred revenue, including current portion	2,680	6,866
Debt, including current portion	876,299	898,789
Deferred tax liabilities	52,666	52,666
Other liabilities	11,327	10,795
Stockholders' equity	642,585	398,731

	$1,689,090	$1,446,408

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.
Date: March 5, 2003	By:	/s/ J. KEVIN BUCHI J. Kevin Buchi Senior Vice President and Chief Financial Officer

QuickLinks

  ITEM 9. REGULATION FD DISCLOSURE.
SIGNATURES